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                                                                    Exhibit 10.1

THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON DECEMBER 31, 2001 IN EXCHANGE FOR A NOTE ORIGINALLY ISSUED ON JANUARY 12, 2000 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 12, 2000, AS AMENDED, between the issuer hereof and ING (U.S.) Capital LLC, and the issuer hereof reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions will be furnished by the issuer hereof to the holder hereof without charge.

                             MCM CAPITAL GROUP, INC.

                                SERIES NO. 1 NOTE
                              DUE JANUARY 15, 2007

No. R-002                                                     New York, New York
$7,250,000                                                     December 31, 2001

         MCM CAPITAL GROUP, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ING (U.S.) CAPITAL LLC ("ING"), or registered assigns, on January 15, 2007, the principal amount of SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS, with interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the unpaid balance of such principal amount at the following rates: on and after the date hereof through July 15, 2003, at a rate of 6.0% per annum, and on and after July 16, 2003, at a rate of 8.0% per annum, payable semiannually in arrears on the 15th day of each January and July (each, a "Payment Date") after the date hereof, commencing July 15, 2002, until such unpaid principal shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with additional interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest at the rate of 2.0% per annum, payable aforesaid or, at the option of the registered holder hereof, on demand.

         Payments of principal and interest on this Series No. 1 Note shall be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, 5 Metrotech Center, Brooklyn, New York, or at such other office or agency in New York, New York as the registered holder of this Series No. 1 Note shall have designated by written notice to the Company as provided in the Note Purchase Agreement referred to below. The Company may treat the Person in whose name this Series No. 1 Note is registered on the register kept by the Company as provided in such Note Purchase Agreement as the owner of this Series No. 1 Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary. The Note Purchase Agreement permits the Company to issue PIK Notes in lieu of interest under certain conditions.

         This Series No. 1 Note is one of the Company's senior notes (the "Series No. 1 Notes"), originally issued in the aggregate principal amount of $10,000,000 pursuant to a Note Purchase Agreement, dated as of January 12, 2000 (the "Note Purchase Agreement"), between the Company and ING. The registered holder of this Series No. 1 Note is entitled to the benefits of the Note Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. The Series No. 1 Notes are subject to optional prepayment, in whole or in part, and are entitled to mandatory prepayments and redemption, all as specified in the Note Purchase Agreement. In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Series No. 1 Note may be declared and become due and payable in the manner and with the effect provided in the Note Purchase Agreement. By acceptance of this Series No. 1 Note, each holder agrees to be bound as a Noteholder in accordance with Section 4.7 of the Note Purchase Agreement, as amended.

         This Series No. 1 Note is a registered note and, as provided in the Note Purchase Agreement, is transferable only upon surrender of this Series No. 1 Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing.

         This Series No. 1 Note is made and delivered in New York, New York and shall be governed by the internal laws of the State of New York.

                                        MCM CAPITAL GROUP, INC.



                                       By: /s/ Barry R. Barkley
                                          --------------------------------------
                                          Barry R. Barkley
                                          Executive Vice President